EX. 99-j

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors" and "Financial Statements" in the Statement of Additional
Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 2-85229) of Neuberger Berman Income Funds, and to the incorporation by reference of our reports dated December 3, 1999 on Neuberger Berman Government Money Fund, Neuberger Berman Cash Reserves, Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman High Yield Bond Fund, Neuberger Berman Municipal Money Fund, and Neuberger Berman Municipal Securities Trust, six of the series comprising Neuberger Berman Income Funds, and on Neuberger Berman Government Money Portfolio, Neuberger Berman Cash Reserves Portfolio, Neuberger Berman Limited Maturity Bond Portfolio, Neuberger Berman High Yield Bond Portfolio, Neuberger Berman Municipal Money Portfolio, and Neuberger Berman Municipal Securities Portfolio, six of the series comprising Income Managers Trust, included in the 1999 Annual Report to Shareholders of Neuberger Berman Income Funds.

                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                ERNST & YOUNG LLP


Boston, Massachusetts
February 24, 2000